AGREEMENT

THIS AGREEMENT, effective on the date of the last signature hereto by and between:

ROANOKE TECHNOLOGY CORP, a Florida corporation with its principal place of business at 1433 Georgia Avenue. Roanoke Rapids, NC 17870
(hereinafter "ROANOKE")

-and-

INTERNET BUSINESS'S INTERNATIONAL, a Nevada corporation with its principal place of business at 3900 Birch Street, Suite111, Newport Beach, California 92660 (hereinafter "IBI").

-and-

GLOBAL GPP CORP., a North Carolina corporation with its principal place of business at 1433 Georgia A venue, Roanoke Rapids, NC
27870 (hereinafter "Global").

Witnesseth:

WHEREAS, ROANOKE presently owns 100 shares which represents 100% of the issued and outstanding common stock of Global GPP Corp., a North Carolina corporation ("Global"). Global has created a web site and has a written agreement from IBM Hungary to market such web site bundled with subsidized IBM web site development.

WHEREAS, IBI has the ability to finance and manage the marketing of the Global web site with IBM on a worldwide basis.

WHEREAS, ROANOKE desires to sell to IBI, and IBI desires to purchase from Roanoke 80% of Global on the following terms and conditions.

NOW, THEREFORE, ROANOKE and IBI, intending to be legally bound hereby, and in consideration of the mutual covenants contained herein agree as follows.

1.  ROANOKE hereby agrees to sell to IBI, and IBJ agrees to
purchase from ROANOKE 80 shares, which represents 80% of Global.
The consideration for 80% of Global will be $500,000.00, which
will be disbursed as follows: *       .

2. ROANOKE shall have the responsibility of managing the Global web site, any and all web site modifications, the sever housing the web site, all necessary and required connections to the Internet and the power for operating the web site. Global agrees to reimburse ROANOKE for such services at industry standard rates, which rates must be approved by IBI.

3. IBI hereby agrees to purchase IBM hardware, software and services from the IBM Solutions Provider in Hungary, specifically, Haitec Magyarorszagi Kft ("Haitec") For purposes of purchasing the equipment, software and services, IBI shall be responsible for providing the required Letter of Credit to Haitec in the principal amount of no less than $ * within 3 business days from the date of this Agreement. Full payment of such hardware, software, and services shall be based on the terms and conditions of the purchase from Haitec, which shall be mutually agreed to by ROANOKE and IBI.

4. IBI shall provide Global with $ * of capital for the web site. $ * shall be available within 3 days of the full execution of this Agreement. The balance of $ * shall be provided by IBI based on Schedule A, attached hereto and made a part hereof.

5. Global shall be required to undertake equity and debt financing to expand the web site all items related thereto to meet the goals set forth on Schedule B, attached hereto and made a part hereof.

6. All statements contained in this Agreement shall be deemed the representations and warranties of the party making said statements. The representations and warranties and covenants of the parties contained in this Agreement or in any writhing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby.

7. ROANOKE and IBI agree that to the extent any provisions of this Agreement are held, found or deemed to be unenforceable, such provision shall be modified by any court of competent jurisdiction to the extent necessary in order that any such provision shall] be legally enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be held unenforceable to any extent, such provision (except to such extent) and each of the other provisions hereof shall nevertheless continue to be binding upon the parties in accordance with its terms.

8. In the event that a party hereto must resort to legal action in order to enforce any provision of this Agreement or portion thereof, or must defend such suit, the prevailing party shall be entitled to receive reimbursement from the non-prevailing party for all reasonable attorneys' fees and all other reasonable costs incurred in commencing or defending such suit.

9. This Agreement embodies the entire understanding between the parties. Any prior agreement among the parties is merged herein. No amendment, waiver, modification or other discharge of the terms of this Agreement shall be valid unless made in writing, executed with the same formalities of this Agreement, specifying such change, modification, waiver or cancellation and signed by all parties.

10. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be deemed or construed as a modification, cancellation or waiver of those terms and conditions, or as a further or continuing waiver of any such condition, or waiver of any prior or subsequent breach of the terms and conditions of this Agreement, unless expressly so stated in writing.

11. All references herein to any individual, corporation or other entity used in this Agreement, and the pronouns and verbs corresponding thereto, shall be construed in the masculine or the feminine, and/or neuter, as the case may be; singular or plural, which ever construction is consistent with the facts prevailing at any given time. The terms "ROANOKE" and "IBI" shall include such parties' respective employees and agents.

12. The parties hereto agree to execute any further instruments and shall perform any acts which are or may become necessary to effectuate the terms of this Agreement.

13. All notices required or permitted to be given hereunder shall be in writing and delivered personally or by a recognized overnight courier service at the addresses set forth in the preamble to this Agreement. Any party may, by notice, designate a new address for notices to it. A party's attorney may send notice on such party's behalf.

14. This Agreement may be executed in several counterparts, and each counterpart hearing the signature of all parties hereto shall be deemed a binding original copy of this Agreement, and all of which shall be considered one and the same agreement.

15. This Agreement shall be construed and interpreted in accordance with the laws of the Stale of North Carolina, provided, however, that the conflicts of law principles of the State of North Carolina shall not apply to the extent they would operate to apply the laws of another state. The parties acknowledge that because of the unique character of this Agreement, the other may irreparably be banned in the event that this Agreement is not specifically enforced. Accordingly, should any dispute arise concerning this Agreement, either party may be entitled to injunctive relief by a Court of Competent Jurisdiction. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedies, which the parties may have.

16. The parties hereto acknowledge and agree that they have read this Agreement in its entirety and that the terms hereof are fair, adequate and just. The parties hereto acknowledge that they have had the right and opportunity to review this Agreement by independent legal counsel of their choice and their signatures, affixed hereto, indicate their acceptance of the terms and conditions hereof as their voluntary acts and deeds.

Dated. March 21, 2000

ROANOKE TECHNOLOGY CORP.


By: /s/  David L. Smith, Jr.
David L. Smith, Jr., President


ATTEST:


By: /s/  Edwin E. Foster, Jr.
Edwin E. Foster, Jr., Secretary


INTERNATIONAL BUSINESS'S INTERNATIONAL, INC.


By: /s/  Louis Cherry
Louis Cherry, President


ATTEST:


By: /s/  Albert Reda
Albert Reda, Secretary


GLOBAL GPP CORP.


By: /s/  David L. Smith, Jr.
David L. Smith, Jr., President


ATTEST:


By: /s/  Edwin E. Foster, Jr.
Edwin E. Foster, Secretary